SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 1997.

                                TOSCO CORPORATION
           ---------------------------------------------------------
               (Exact name of registrant as specified in charter)




   NEVADA                      1-7910                   95-1865716
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(State or other             (Commission                (IRS Employer
jurisdiction of             File Number)               Identification No.)
incorporation)



72 CUMMINGS POINT ROAD, STAMFORD, CT                      06902
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code 203-977-1000

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(Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On March 31, 1997, Tosco acquired Union Oil Company of California's ("Unocal") West Coast petroleum refining, marketing and related supply and transportation assets (the "Unocal Acquisition") for a purchase price (including liabilities assumed) of approximately $1.4 billion, plus inventory preliminarily valued at approximately $380 million and credit card receivables valued at approximately $133 million. In addition, Unocal is entitled to receive contingent participation payments over the next seven years, up to a maximum amount of $250 million, if the margin on sales to branded dealers exceeds a base index and/or the differential between California Air Resources Board Phase II gasoline and conventional gasoline exceeds a base index. For a period of 25 years, Unocal will be responsible for environmental liabilities arising out of or relating to the period prior to the closing, except that Tosco will pay the first $7 million of such environmental liabilities each year, plus 40% of any amounts in excess of $7 million per year, with Unocal paying the remaining 60% each year. The aggregate maximum amount that Tosco may have to pay in total for the 25 year period for such environmental liabilities is limited to $200 million.

     The assets which were acquired from Unocal include the following: two petroleum refining systems comprised of four sites in California with an aggregate throughput capacity of 250,000 barrels per day; a retail gasoline system, consisting of approximately 1,325 76-branded gasoline stations, approximately 1,100 of which are company-controlled, which currently sells over 130,000 barrels per day of gasoline and diesel fuel; a distribution system comprised of 13 company-owned oil storage terminals, three modern American-flag 40,000 deadweight-ton tankers and rights with respect to 1,500 miles of crude oil and product pipelines; the worldwide rights to the "76" and "Union" brands, together with the distinctive orange ball logo, in the petroleum refining and marketing businesses, except for pre-existing license grants relating to 76 Truckstops and to Uno-Ven; and Unocal's lubricants manufacturing, distribution and marketing business. Tosco sold for $48.5 million in cash the three tankers it acquired from Unocal.

     The purchase price paid pursuant to the Unocal Acquisition consisted of cash and 14,092,482 shares of Common Stock of Tosco (the "Unocal Shares") having an aggregate value of approximately $397 million. The Unocal Shares were valued at $28.1625 per share, which was the average of the high and low Tosco stock prices for the ten trading days preceding the closing date. The cash portion of the purchase price for the Unocal Acquisition, including working capital, was obtained from a combination of available cash, borrowings under the amended and restated revolving credit agreement (the "New Credit Agreement"), borrowings under a $250 million credit agreement entered into on March 31, 1997 (the "Additional Credit Agreement") and proceeds received from the sale of $600 million unsecured term debt securities on January 14, 1997. The New Credit Agreement and Additional Credit Agreement are each with a group of bank lenders, for which The First National Bank of Boston acts as agent. Certain gasoline service stations were purchased directly from Unocal for approximately $235 million by a special purpose entity which leased the service stations to Tosco pursuant to a long-term operating lease which provides Tosco with the option to purchase the service stations at agreed upon prices.

     In connection with the Unocal Acquisition, Tosco and Unocal entered into a Stock Purchase and Shareholder Agreement, as amended, relating to Unocal's disposition and voting of the Unocal Shares. On May 7, 1997, Tosco completed its public offering of 25,300,000 shares of Common Stock at a price of $28.50 per share (including 3,300,000 shares issued pursuant to an overallotment option). Net proceeds of the offering were used to repurchase and retire 14,092,482 shares of Tosco Common Stock issued to Unocal (the "Unocal Stock Repurchase") and to repay bank borrowings incurred in connection with the Unocal Acquisition.

     The Unocal Acquisition has been accounted for as a purchase and, accordingly, the acquired assets and liabilities are included in the accompanying March 31, 1997 historical balance sheet of Tosco at values based on a preliminary allocation of the purchase price. The purchase price allocation is expected to be finalized by the end of 1997 based upon appraisals and other evaluations currently in process. The preliminary purchase price allocation is summarized below:

                                                              MARCH 31,
(THOUSANDS OF DOLLARS)                                          1997
                                                         --------------------
Cash and cash equivalents                                  $       711
Credit card receivables, less
allowance for  uncollectibles of $4,941                        132,959
Inventories                                                    379,133
Prepaid expenses and other current assets                       23,098
Property, plant, and equipment                               1,429,734
Accrued expenses and other current liabilities                 (21,600)
Accrued environmental costs                                   (190,000)
Other liabilities                                              (50,000)
                                                         --------------------
                                                           $1,704,035
                                                         --------------------

     The purchase price and all negotiations relating to the Unocal Acquisition were on an arm's length basis. The assets acquired by Tosco will continue to be used for the same purposes.

     The foregoing description of the Unocal Acquisition is qualified in its entirety by reference to the complete text of the acquisition agreement which was filed as an exhibit to Tosco's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
           AND EXHIBITS.

           PRO FORMA FINANCIAL INFORMATION

     The Pro Forma financial information specified in Article II of Regulation S-X are attached hereto.

     The unaudited pro forma combined balance sheet of Tosco as of March 31, 1997 attached hereto was prepared assuming the Unocal Stock Repurchase had occurred on March 31, 1997. The unaudited pro forma combined statement of income for the year ended December 31, 1996 and the three month period ended March 31, 1997 were prepared assuming the acquisition of The Circle K Corporation ("Circle K"), the Unocal Acquisition, the Financing Transactions (as defined in the pro forma financial information) and the Unocal Stock Repurchase had occurred at the beginning of each period presented. The unaudited pro forma combined financial statements do not purport to represent the actual results of operations of Tosco had the transactions and events assumed therein in fact occurred on the date specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. They do not reflect the improvement in operating contribution anticipated from the Circle K acquisition and the Unocal Acquisition or the reduction in operating and administrative costs expected from the consolidation of operations. The unaudited pro forma financial information is based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith. The information presented herein should also be read in conjunction with the separate audited historical financial statements of 76 Products Company, a division of Unocal, as of December 31, 1996 and for the three years then ended, previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 10, 1997

                                          TOSCO CORPORATION


                                          By:/s/ Robert I. Santo
                                                 Robert I. Santo
                                                 Chief Accounting Officer

                         PRO FORMA FINANCIAL INFORMATION


                                TOSCO CORPORATION
                        PRO FORMA COMBINED BALANCE SHEET
                              As of March 31, 1997
                                   (Unaudited)

                                                                     PRO FORMA
                                                                    ADJUSTMENTS

                                                                                                   ISSUANCE OF
ASSETS:                                                                   ACQUISITION                 COMMON
                                                    HISTORICAL              PAYMENT                    STOCK          PRO FORMA
                                               ---------------------    -----------------       -----------------    -------------
                                                                          (in thousands,
                                                                           except per
                                                                           share data)
Cash, cash equivalents,
marketable securities and                          $90,526                 ($3,000)(1)                                $87,526
deposits
Inventories                                      1,140,994                                                          1,140,994
Other current assets                               392,922                                                            392,922
                                             ---------------------    -------------------     -------------------   --------------
    Total current assets                         1,624,442                  (3,000)                    -            1,621,442

Property, plant and equipment                    3,137,260                                                          3,137,260
Intangibles and other long-term
  assets                                           871,614                                                            871,614
                                             ---------------------    -------------------     -------------------   --------------
    Total assets                                $5,633,316                 ($3,000)                    -           $5,630,316
                                             =====================    ===================     ===================   ==============
LIABILITIES AND
SHAREHOLDERS'  EQUITY:

Accounts payable, accrued
expenses, and other liabilities                  $901,918                                                            $901,918
Acquisition payable to Unocal,
net of funds held in escrow of $600,000           697,969                $(565,010)(1)                                132,959
Current maturities of long-term
obligations                                        13,141                                                              13,141
                                             ---------------------    -------------------     -------------------   --------------
    Total current liabilities                   1,613,028                 (565,010)                    -            1,048,018
Revolving credit facilities                       276,000                  562,010(1)              (303,205)(2)       534,805

Long-term debt, including
 capitalized leases                             1,424,009                                                           1,424,009
Environmental cost liabilities                    276,111                                                             276,111
Other liabilities                                 282,402                                                             282,402
Company-obligated mandatorily
redeemable, convertible
preferred securities of Tosco
Financing Trust holding solely
5.75% convertible junior
subordinated debentures of Tosco                 300,000                                                             300,000

Shareholders' equity:
Common Stock $.75 par value,
250,000,000 shares authorized,
152,578,683 shares issued, as
adjusted 177,878,683                              114,434                                             18,975(2)       133,409
Additional paid in capital                      1,349,978                                            677,938(2)     2,027,916
Retained earnings                                  73,315                                                              73,315
Treasury stock, at cost
7,464,693 shares, as adjusted
21,557,175                                        (75,961)                                          (393,708)(2)     (469,669)
                                             ---------------------    -------------------     -------------------   --------------
                                                1,461,766                      -                     303,205        1,764,971
Total liabilities and equity                   $5,633,316                  ($3,000)                     -          $5,630,316
                                             =====================    ===================     ===================   ==============

(1) The cash portion of Tosco's purchase price including working capital was paid to Unocal on April 1, 1997 from a combination of available cash and borrowings under the New Credit Agreement and Additional Credit Agreement.
     The remaining balance of the acquisition payable to Unocal of approximately
     $133 million consists of credit card receivables which will be paid to Unocal as collections are received.

(2) Issuance and sale of 25,300,000 shares (including the exercise of the underwriters' overallotment option of 3,300,000 shares) of Tosco Common
     Stock generating net proceeds of approximately $696.9 million (the
     "Offering"). The pro forma financial information further reflects the application of the estimated net proceeds to the repurchase of the Unocal
     Shares ($393.7 million) and to repay borrowings under its New Credit
     Agreement and Additional Credit Agreement ($303.2 million).

                                TOSCO CORPORATION
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      For the Year Ended December 31, 1996

                                                          Circle K                                       Unocal
                                                          Pro Forma                                     Pro Forma        Pro Forma
                               Tosco       Circle K(1)    Adjustments     Pro Forma(2)    Unocal       Adjustments      Combined(3)
                               -----       -----------    -----------     ------------    ------       -----------      -----------
                                                          (in thousands, except per share data)
Sales..................     $9,922,611     $1,519,542     ($218,800)(4)   $11,223,353    $4,868,700   ($1,011,200)(10)  $15,080,853
Cost of sales and
operating  expenses....     (9,384,718)    (1,217,565)      218,800(4)    (10,593,305)   (4,708,500)    1,011,200(10)   (14,237,605)
                                                           (209,822)(5)                                    53,000(11)

Selling, general
and administrative
 expense...............        (202,855)      (263,636)      209,822(5)       (261,154)     (127,500)                      (388,654)
                                                             (4,485)(6)
Interest expense, net..        (87,189)       (11,324)      (12,559)(7)      (111,072)       (1,200)      (59,700)(12)     (171,972)
                               --------       --------      -----------      ---------       -------        --------     ----------
Income before income
taxes..................        247,849         27,017       (17,044)          257,822        31,500        (6,700)          282,622
Provision for income
taxes..................       (101,099)       (11,347)        4,961(8)       (107,485)      (17,600)        2,647(13)      (122,439)
                               --------       --------      -----------      ---------       -------        --------     ----------
Income before dividends
on Trust Preferred
Securities.............       $146,750        $15,670     ($12,083)          $150,337       $13,900      ($4,054)           160,184

Dividends on Trust
Preferred, net of
taxes..................           (464)                                          (464)                                         (464)
                               --------       --------     -----------       ---------      -------      --------         ----------
Net income                  $  146,286        $15,670     ($12,083)          $149,873       $13,900      ($4,054)          $159,720
                            ==========        ========     ==========        ========       =======      ========          ========
Earnings per share
before extraordinary
item:

Primary...............      $     1.16                                       $   1.12(9)                                  $ 1.00(14)
Fully diluted.........      $     1.15                                       $   1.11(9)                                  $  .99(14)
                            ----------                                       -----------                                  ---------

(1) Tosco consummated the purchase of Circle K on May 30, 1996. Accordingly, the results of operations of Circle K are included in Tosco's historical statement of income for the year ended December 31, 1996 from that date.
     The separately presented historical results of operations of Circle K, excluding non-recurring charges, are for the period January 1, 1996 to May
     29, 1996.

(2) The pro forma income statement does not reflect the improvement in operating contribution anticipated from the acquisition of Circle K or the possible reduction in operating and administrative costs expected from the consolidation of the Seattle, Washington office of Tosco with the Phoenix, Arizona office of Circle K, net of non-recurring costs of consolidation.

(3) The pro forma income statement does not reflect the improvement in operating contribution and cost reductions anticipated from the Unocal
     Acquisition.

Circle K pro forma adjustments:

(4) Removes excise taxes of Circle K included in sales and cost of sales for consistency of presentation.

(5) Reclassifies Circle K store operating costs and depreciation and amortization to cost of sales for consistency of presentation.

(6) Records amortization of intangibles (primarily trademarks) acquired in the purchase of Circle K over 40 years (the useful life over which the intangible assets are expected to be realized).

(7) Records interest on $435.4 million additional debt incurred to finance the Circle K acquisition. The Circle K acquisition was financed by the issuance of $240 million of 75/8% senior unsecured notes due 2006 and cash borrowings under Tosco's then outstanding revolving credit agreement.
     Records amortization of debt financing costs of $2.9 million over 10 year term of debt.

(8) Records income taxes on taxable pro forma adjustments at Tosco's current effective tax rate of 39.5%. No deduction has been taken on amortization of intangibles which will not be deductible for income tax purposes.

(9) Pro forma earnings per share are based on the number of common and common equivalent shares that would have been outstanding had the Circle K acquisition occurred on January 1, 1996.

Unocal pro forma adjustments:

(10) Removes excise taxes of Unocal included in sales and cost of sales for consistency of presentation.

(11) Adjusts historical depreciation and amortization based on a purchase price allocation of $1.430 billion. Records annual rental expense of approximately $23 million, including amortization of lease transaction costs, pursuant to a long-term lease of certain service stations purchased from Unocal by a special purpose entity for approximately $235 million.

(12) Records interest on approximately $900 million of additional indebtedness including $600 million of unsecured term debt, $392 million of borrowings under the New Credit Agreement and Additional Credit Agreement as adjusted for repayment of $100 million of 9% First Mortgage Bonds due March 15, 1997 with interest rates of 7.63%, 5.75% and 9%, respectively (collectively, the "Financing Transactions"). Records amortization of debt financing costs of $7.5 million over the weighted average debt terms of 19 years.

(13) Records income taxes on pro forma results of Unocal's operations at Tosco's current effective tax rate of 39.5%.

     (14) Pro forma earnings per share are based on the number of common and common equivalent shares that would have been outstanding had the Unocal
Acquisition and the Offering occurred on January 1, 1996.

                                TOSCO CORPORATION
                     PRO FORMA COMBINED STATEMENT OF INCOME
                    For the Three Months Ended March 31, 1997
                                   (Unaudited)

                                                                                 Pro Forma                  Pro Forma
                                        Tosco               Unocal              Adjustments                  Combined
                                                      (in thousands, except per share data)
Sales...................            $ 2,410,273        $  1,200,600             $ (246,000)(15)            $3,364,873
Cost of sales and
operating expenses......             (2,324,455)         (1,232,300)               246,000(15)             (3,297,535)
                                                                                    13,250(16)
Selling, general and
administrative
expenses................                (51,909)            (31,900)                                          (83,809)

Interest expense, net                   (23,374)               (400)              (14,925)(17)                (38,699)
                                     ------------          ---------             ---------------            -----------
Income (loss) before
income taxes...........                  10,505             (64,000)               (1,675)                    (55,170)
(Provision) credit
for income taxes.......                  (4,420)             25,200                   662(18)                  21,442
                                     ------------          ---------             ---------------            -----------
Income (loss) before
dividends on Trust
Preferred Securities...                   6,085             (38,800)               (1,013)                    (33,728)
Dividends on Trust
Preferred,
net of taxes...........                  (2,522)                                                               (2,522)
                                     ------------          ---------             ---------------            -----------
Net income (loss)......              $    3,563            $(38,800)           $   (1,013)                 $  (36,250)
                                     ============          =========            ================           ===========

Earnings (loss) per share
  Primary.................            $    0.03                                                            $   (0.23)(19)
  Fully diluted...........            $    0.03                                                            $   (0.23)(19)

Weighted average shares
used for computation of
earnings (loss) per share

  Primary                             135,690,782                                                         156,475,830(20)
  Fully diluted                       135,690,782                                                         156,475,830(20)


Unocal pro forma adjustments:

(15) Removes excise taxes of Unocal included in sales and cost of sales for consistency of presentation.

(16) Adjusts historical depreciation and amortization based on a purchase price allocation of $1.430 billion. Records annual rental expense of approximately $23 million, including amortization of lease transaction costs, pursuant to a long-term lease of certain service stations purchased from Unocal by a special purpose entity for approximately $235 million.

(17) Records interest on approximately $900 million of additional indebtedness including $600 million of unsecured term debt, $392 million of borrowings under the New Credit Agreement and Additional Credit Agreement as adjusted for repayment of $100 million of 9% First Mortgage Bonds due March 15, 1997 with interest rates of 7.63%, 5.75% and 9%, respectively (collectively, the "Financing Transactions"). Records amortization of debt financing costs of $7.5 million over the weighted average debt terms of 19 years.

(18) Records income taxes on pro forma results of Unocal's operations at Tosco's current effective tax rate of 39.5%.

(19) Pro forma earnings per share are based on the number of common and common equivalent shares that would have been outstanding had the Unocal
     Acquisition and the Offering occurred on January 1, 1997.

(20) The weighted average shares used for the computation of the pro forma combined loss per share does not include approximately 4.5 million of stock option equivalents as the effect would be anti-dilutive.